UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

E-Z-EM, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: _________________________________________________________________________________
(2)	Form, Schedule or Registration Statement No.:__________________________________________
(3)	Filing Party:_______________________________________________________________________________________________
(4)	Date Filed: ________________________________________________________________________________________________

The filing consists of a memorandum sent by Anthony A. Lombardo, President and Chief Executive Officer of E-Z-EM, Inc. (the “Company”) to the employees of the Company relating to the Agreement and Plan of Merger, dated as of October 30, 2007, by and among Bracco Diagnostics, Inc., Eagle Acquisition Sub, Inc., the Company and Bracco Imaging S.p.A. (for the limited purposes specified therein).

INTER-OFFICE MEMORANDUM

TO:	E-Z-EM Team
FROM:	Tony Lombardo
DATE:	November 29, 2007
SUBJECT:	Update on Bracco Merger

Dear E-Z-EM Team Members:

Here is an update on the current activities and schedule relating to the proposed merger with Bracco.

•

We are working toward a filing for antitrust clearance under the Hart Scott Rodino Anti-Trust Improvements Act with the U.S. Federal Trade Commission and the Anti-Trust Division of the U.S. Department of Justice. In addition, we will be filing under the applicable German competition regulations.

•	We are also working toward a filing for U.S. Government clearance (with respect to RSDL) under the Exon-Florio provision of the Defense Production Act of 1950.

•

We are presently drafting our Proxy Statement to be filed with the U.S. Securities and Exchange Commission. The proxy statement will describe to our stockholders the transaction, including, among other things, the process followed by the Company’s Board of Directors in reaching its decision and a recommendation to approve the transaction.

These filings, coupled with the government’s review, and the requirement to notify E-Z-EM stockholders and hold a special meeting of the stockholders to approve the transaction suggest a projected closing date in early 2008. The exact timing may vary dependent upon any governmental review of the transaction or filing delays that may occur.

At the same time we have commenced very preliminary discussions with our colleagues at Bracco on post -acquisition integration tasks. An Executive Steering Committee has been formed that includes myself and Peter Graham from E-Z-EM, and Carlo Medici (President and C.E.O Bracco Diagnostics Inc.), Fulvio Bracco (C.E.O. - Acist Medical Systems) and Dr. Roberto Rettani (Managing Director and C.E.O. Bracco Imaging S.p.A.) from Bracco. This team will work together to ensure that we have a smooth integration process.

Supporting this team on a full time basis will be Chris Purdy from E-Z-EM, and Denise Odenkirk (V.P., Operations & Information Services) from Bracco and Ed Miller (Chief Technical Officer, Business Integration) from Acist. Their goal is to identify areas of cooperation and post-acquisition integration activities. More working groups will be formed over time to address certain areas. I want to stress that these are only initial discussions and only relate to planning – no integration decisions have been made nor will any integration occur until after the closing.

For now, please remember that we continue to be E-Z-EM, a separate and independent publicly traded company. It is imperative that we strive to achieve our goals for this year in order to ensure the success of our current business. I recognize that for most of you there are unanswered questions and uncertainty. As this transaction evolves, we will continue to provide periodic project status updates with the goal of keeping you informed. Thank you for your continued support.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, a proxy statement of E-Z-EM, Inc. and other materials will be filed with the U.S. Securities and Exchange Commission (the "SEC"). INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT E-Z-EM, INC. AND THE PROPOSED MERGER TRANSACTION. The Proxy Statement and other relevant materials, and any other documents filed by E-Z-EM, Inc. with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by E-Z-EM, Inc. by directing a written request to: E-Z-EM, Inc., 1111 Marcus Avenue, Suite LL26, Lake Success, NY 11042 Attention: Chief Legal Officer. Investors are urged to read the Proxy Statement and the other relevant materials before making any voting or investment decision with respect to the proposed merger.

Participants in the Solicitation

E-Z-EM, Inc., and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of E-Z-EM, Inc. in connection with the proposed merger. Information about those executive officers and directors of E-Z-EM, Inc. and their ownership of common stock of E-Z-EM, Inc. is set forth in E-Z-EM, Inc.'s Form 10-K for the fiscal year ended June 2, 2007 (the "E-Z-EM, Inc. 2007 10-K"), and the proxy statement for E-Z-EM, Inc.'s 2007 Annual Meeting of Stockholders, which was filed with the SEC on September 28, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interest, by securities or otherwise, will be set forth in the proxy statement and other material to be filed with the SEC in connection with the proposed transaction.

Forward Looking Statements

The statements made in this document contain certain forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions, are intended to identify such forward-looking statements. The forward-looking statements contained in this release may involve numerous risks and uncertainties, known and unknown, beyond E-Z-EM, Inc.’s control. Such risks and uncertainties may include: the ability of E-Z-EM, Inc. to develop its products; the ability of E-Z-EM, Inc. to obtain regulatory and stockholder approval of a merger with Bracco Diagnostics, Inc, satisfaction of all conditions required for successful closing of the merger transaction, unexpected costs or liabilities resulting from the merger transaction, and adverse impact on E-Z-EM, Inc.’s business, if any, resulting from uncertainty surrounding the merger transaction; future actions by the FDA or other regulatory agencies, overall economic conditions, general market conditions, price increases of raw materials and components, foreign currency exchange rate fluctuations as well as the risk factors listed from time to time in the SEC filings of E-Z-EM, Inc., including but not limited to the E-Z-EM, Inc. 2007 10-K and its Form 10-Q for the quarter ended September 1, 2007. Consequently, actual future results may differ materially from the anticipated results expressed in the forward-looking statements, and investors are cautioned not to place undue reliance on the forward-looking statements included in this release.